United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2023

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 10, 2022, Limoneira Company, (the “Company”) entered into a Purchase and Sale Agreement and Joint Escrow Instructions, dated October 10, 2022 (the “Purchase Agreement”), as amended on January 17, 2023 (the “First Amendment”), and as further amended on January 24, 2023 (the “Second Amendment” and, together with the First Amendment and the Purchase Agreement, the “Agreement”) with PGIM Real Estate Finance, LLC, a Delaware Limited Liability Company (“PGIM”). Under the terms of the Purchase Agreement, the Company conditionally agreed to sell its 3,537 acres of citrus grove parcels of land in Tulare County, California (the “Northern Properties”) subject to PGIM’s due diligence review of the Northern Properties and the approval of the Agreement by the Board of Directors (“Board”). The First Amendment provides that PGIM’s diligence period expires effective January 24, 2023, and the final purchase price is approximately $100,000,000. The Second Amendment provides that the Company will indemnify PGIM for the cost of any Phase II assessment and remediation of any soil contamination for a period of 18 months after the closing.

On January 25, 2023, the Board approved the Agreement creating a binding agreement of the Company to sell the Northern Properties pursuant to the terms of the Agreement on or before January 31, 2023.

The Agreement provides that the Company will indemnify PGIM post-closing for up to $225,000 if PGIM is unable to secure a license from ACMPC California 6, LLC and ACMPC California 3, LLC for the use of certain crops on the Northern Properties. The Agreement includes customary representations and warranties and provides that the Company and PGIM will enter into agreements for the management and custom harvesting of the Northern Properties. The parties intend to enter into such agreements in connection with the closing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 8.01	Other Events

On January 31, 2023, the Company issued a press release announcing the sale of the Northern Properties. The foregoing description of the press release is qualified entirely by reference to the complete text of the press release furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated October 10, 2022
10.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated January 17, 2023
10.3	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated January 24, 2023
99.1	Press Release, dated January 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2023	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer and Treasurer